                                                                    Exhibit 23.2




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Platinum Software Corporation Key Employee Options and the FocusSoft Stock Option Plan of our reports dated July 29, 1997, with respect to the consolidated financial statements and schedule of Platinum Software Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.



Orange County, California
February 11, 1998